As filed with the Securities and Exchange Commission on November 3, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania	23-2215075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
1-800-822-3321
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn E. Moyer
President and Chief Executive Officer
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
1-800-822-3321
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
H. Anderson Ellsworth
Executive Vice President and Securities Law Compliance Director
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
 1-800-822-3321

Approximate date of commencement of proposed sale to the public:  Upon effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.[ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2) (3)	Proposed Maximum Offering Price Per Unit or Share(4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (2)
Common Stock (without par value) and associated Stock Purchase Rights	5,000,000 shares	$14.55	$72,750,000.00	$2,859.08

(1)	Stock purchase rights are attached to and will trade with the common stock. The value attributable to the stock purchase rights, if any, is reflected in the market price of the common stock.
(2)
The prospectus that forms part of this Registration Statement also applies to Registration Statement Nos. 333-139599, 333-88536, 333-87549, 333-04729 and 33-86094 in accordance with Rule 429(b) under the Securities Act.  Registration fees with respect to those shares of common stock were previously paid.

(3)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.

(4)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock on the Global Select Market tier of The Nasdaq Stock Market on October 27, 2008.

Prospectus

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

7,704,562 shares of Common Stock, no par value

National Penn Bancshares, Inc. is offering shares of its common stock for sale to National Penn shareholders under its Dividend Reinvestment and Stock Purchase Plan.  Under the Plan, you have the opportunity to use your cash dividends on some or all of your shares of National Penn common stock, as well as optional cash payments, to purchase additional shares of National Penn common stock.

National Penn has authorized the issuance of a total of 10,000,000 shares under the Plan, as amended, since its inception.  Of these shares, 2,295,438 have been sold before the date of this prospectus.  This prospectus relates to the remaining 7,704,562 shares.

We may sell you shares directly or shares bought from others by the Plan’s administrator for Plan accounts.  We may use a combination of these methods.

Until we notify you otherwise as discussed in the answer to Question 13 found on page 9 of this prospectus, if we sell you shares directly, the purchase price for the shares will be 90% of their fair market value.  We will receive all of the proceeds of these direct sales.  If we sell you shares bought from others by the Plan’s administrator, the purchase price for the shares will be actual cost (excluding trading expense, which we will pay).  We will not receive any of the proceeds of these sales.

National Penn common stock is traded on the Global Select Market tier of The Nasdaq Stock Market under the symbol “NPBC.”  On October 31, 2008, the closing sale price of National Penn common stock was $16.94 per share.

You should retain this prospectus for future reference.

Investing in our common stock involves risks.  Please see “Risk Factors” on page 2 of this prospectus.

The shares offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Investment in these shares, as with any investment in common stock, involves investment risk, including the possible loss of principal.

____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________

The date of this prospectus is November 3, 2008

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the shares of our common stock offered under the Plan.  This prospectus does not include all of the information in the registration statement.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about National Penn, the Plan, and the securities offered.  The registration statement can be read at the SEC website, www.sec.gov, or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.  Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “National Penn,” “we,” “us,” “our” or similar references mean National Penn Bancshares, Inc. and all references to the “Dividend Reinvestment and Stock Purchase Plan” or the “Plan” mean the National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan in effect as of October 22, 2008.

HOW TO OBTAIN ADDITIONAL INFORMATION

This Prospectus incorporates important business and financial information about National Penn that is not included in or delivered with this document.  You can obtain free copies of this information by writing or calling:

Michelle H. Debkowski
Executive Vice President and Corporate Secretary
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
Telephone: (610) 369-6461
E-Mail: michelle.debkowski@nationalpenn.com

____________

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THE COMPANY

National Penn Bancshares, Inc. is a registered bank holding company incorporated in Pennsylvania.  Our corporate office is located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and our telephone number is 1-800-822-3321.

We are the fifth largest bank holding company based in Pennsylvania.  We operate 127 offices: 124 offices in Pennsylvania and one office in Maryland through National Penn Bank and our FirstService Bank, HomeTowne Heritage Bank, KNBT, and Nittany Bank divisions, and two offices in Delaware through our wholly-owned subsidiary, Christiana Bank & Trust Company.

Our financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; National Penn Leasing Company; National Penn Insurance Agency, Inc.; Caruso Benefits Group, Inc.; and Higgins Insurance Associates, Inc.

SUMMARY

This prospectus describes how you can reinvest the dividends you receive on your shares of National Penn common stock or purchase shares of National Penn common stock pursuant to our Amended and Restated Dividend Reinvestment and Stock Purchase Plan, which we refer to as the Plan.  We adopted our original Dividend Reinvestment Plan in 1982 to offer our shareholders an opportunity to purchase additional shares of National Penn common stock automatically through the reinvestment of cash dividends.  From time to time, we have authorized increases in the number of shares available under the Plan to meet the demands of our shareholders and we have changed the Plan.  This prospectus describes the Plan in effect as of October 22, 2008.

If you own National Penn common stock, directly or indirectly, you are eligible to enroll in the Plan.  You may make purchases under the Plan with your cash dividends on some or all of your shares of National Penn common stock, and through the Plan’s optional cash payment feature.  You may enroll in the Plan:

•	By completing an Authorization Form and returning it to:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services
P.O. Box 358035
Pittsburgh, PA 15252-8035

•	Online via Investor ServiceDirect®. Please see Question 3 below for information on how to access Investor ServiceDirect.

If you enroll in the Plan, The Bank of New York Mellon, the administrator of the Plan, will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of National Penn common stock.  Historically, we pay cash dividends on a quarterly basis.  If we do not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan’s optional cash payment feature.  Optional cash payment purchases may be made monthly.

Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the Plan’s administrator in the open market or in privately negotiated transactions.  We may use a combination of these methods.

If the Plan’s administrator buys shares of National Penn common stock from us, the price of the shares will be 90% of their “fair market value.”  We expect to keep this 10% discount to “fair market value” in place until the first to occur of (i) December 31, 2009 or (ii) the receipt by the Plan’s administrator after October 22, 2008 of $50,000,000.00 of optional cash payments by Plan participants.  Our board of directors has the discretion to extend this discount for as long as it may decide.  We will provide you with written notice when the 10% discount to “fair market value” for shares purchased from us expires.  If the Plan’s administrator buys shares of National Penn common stock in the open market or in privately negotiated transactions, the price of the shares will be the cost (excluding trading expense, which we will pay) paid by the Plan’s administrator in buying the stock.  See Question 12.

If you do not choose to enroll in the Plan, National Penn will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared.

RISK FACTORS

Investing in our common stock involves risk.  These risks are described under the section titled “Risk Factors” in Part I, Item 1A. Risk Factors, of our annual report on Form 10-K for our most recent fiscal year, which is incorporated by reference into this prospectus.  These risk factors may be updated in the section titled “Risk Factors” in Part II, Item 1A. Risk Factors, of our quarterly reports on Form 10-Q, which are also incorporated by reference into this prospectus.  See “Where You Can Find More Information” below for more information about how you can obtain a copy of these reports.  Before making a decision to invest, you should carefully consider these risks as well as other information contained in or incorporated by reference into this prospectus.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.  We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties that may be outside our control and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: participation in the U.S. Treasury’s Capital Purchase Program; ability to obtain new capital and locate growth opportunities; ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and

challenges in establishing and maintaining operations in new markets.  The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, as well as in other documents filed by National Penn after the date thereof. For a discussion of certain of these risks and uncertainties and additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the section titled “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q. We are not able to predict all the factors that may affect future results.  We qualify all our forward-looking statements by these cautionary statements.  These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following is a question and answer statement of the provisions of National Penn’s Dividend Reinvestment and Stock Purchase Plan.

Purpose

1.	What is the purpose of the Plan?

The Plan gives owners of National Penn common stock the opportunity to:

•	Automatically reinvest the cash dividends on some or all of their shares of National Penn common stock in additional shares of National Penn common stock.

•	Purchase shares of National Penn common stock through the Plan’s optional cash payment feature.

Advantages

2.	What are the advantages of the Plan?

If you participate in the Plan, you will purchase shares of National Penn common stock with the cash dividends on some or all of your National Penn common stock.  Along with automatic dividend reinvestment, the Plan also affords you an easy way to purchase additional shares of National Penn common stock, up to specified limits, with optional cash payments.  See Question 16.

There is no fee for enrolling in or reinvesting dividends through the Plan.  However, there are fees associated with some of the Plan’s services. See Question 12 for a more detailed discussion of fees associated with the Plan.

The Plan’s administrator holds, for safekeeping, all shares of National Penn common stock in Plan accounts, free of charge.  You may also deposit with the Plan’s administrator, for safekeeping, stock certificates for shares registered in your name.  See Question 25.

Administration

3.	Who administers the Plan?

National Penn has appointed The Bank of New York Mellon as the Plan’s administrator.  The Plan’s administrator acts as agent for Plan participants.  The Bank of New York Mellon has designated its affiliate, BNY Mellon Shareowner Services, and other agents to perform certain services for the Plan.  We may choose a new administrator of the Plan at any time.

If you wish to contact the Plan’s administrator, you can do so through the following:

Telephone

You can telephone shareholder customer service toll-free at:

1-800-720-0181

1-800-231-5469 (for the hearing impaired) (TDD)

1-201-329-8660 (international telephone inquiries)

An automated voice response system is available 24 hours a day, 7 days a week.  Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

In Writing

You can write to the Plan’s administrator at the following address:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services
P.O. Box 358035
Pittsburgh, PA 15252-8035

Internet

You can enroll, obtain information and perform certain transactions on your account online via Investor ServiceDirect.  To gain access, use the 12-digit Investor Identification Number (IID), which can be found in a bolded box on your check stub, statement or advice to establish a PIN.  Following your first login with your IID, the Plan’s administrator will mail you a PIN confirmation letter that will include an Authentication Number.  You will use this one-time Authentication Number at your next login to access your holdings or to initiate transactions.

To access Investor ServiceDirect, please visit the BNY Mellon Shareowner Services website at:

www.bnymellon.com/shareowner

4.	What are the duties of the Plan’s administrator?

The Plan’s administrator and its agents perform various administrative duties relating to the Plan.  These include:

•	Holding shares of National Penn common stock for Plan accounts.

•	Receiving cash dividend payments for participants.

•	Receiving optional cash payments from participants.

•	Investing those amounts in shares of National Penn common stock.

•	Maintaining continuing records of each participant’s account.

•	Sending statements of account and other notices to participants.

•	Advising participants as to all transactions in, and the status of, their accounts.

Participation

5.	Who is eligible to participate?

If you own at least one whole share of National Penn common stock, you are eligible to participate in the Plan.  You may hold the shares:

•	In certificate form.

•	In book-entry form under the Direct Registration System (DRS).

•	In an account established under the Plan.

•	In a combination of certificate form and a Plan account.

National Penn shareholders may choose to reinvest their cash dividends on all or only a portion of their National Penn shares through the Plan.  See Question 10.

6.	How do I enroll in the Plan?

If you hold shares registered in your name, you may enroll in the Plan by completing, signing and returning an Authorization Form to the Plan’s administrator.  The Plan’s administrator will send you an Authorization Form upon request.  You may also enroll in the Plan online via Investor ServiceDirect.  See Question 3 for information on how to access Investor ServiceDirect.

If you do not hold shares registered in your name but instead hold them through a broker, bank or other nominee, you must either become a registered shareholder by having shares transferred into your name or arrange with the record holder to participate in the Plan on your behalf.  If you choose the latter, you will not have an account administered by the Plan’s administrator; instead, you must deal with and through the record holder.

7.	When may I enroll in the Plan?

If you own National Penn common stock, you may enroll in the Plan at any time.  See Question 5.

8.	When do I begin participating in the Plan?

Your participation in the Plan will begin when the Plan’s administrator receives your completed Authorization Form or completed online enrollment, or after completion of other arrangements by a record holder satisfactory to National Penn and the Plan’s administrator.

Historically, National Penn has paid cash dividends on February 17, May 17, August 17 and November 17.  The record dates for these dividends have been the first Saturday in February, May, August and November; i.e., about 1 1/2 weeks before the dividend payment date.

Once you are enrolled in the Plan, the Plan’s administrator will begin reinvesting your cash dividends in shares of National Penn common stock on the next date we pay dividends, if you joined the Plan before the record date for that dividend.  If not, the Plan’s administrator will begin reinvesting your cash dividends the next time we pay dividends.

The Plan’s administrator invests optional cash payments in shares of National Penn common stock on the 17th day of each month (whether or not it is a month in which dividends are paid).  The Plan’s administrator must receive your payment at least two business days before the 17th day.  If the Plan’s administrator does not receive your optional cash payment at least two business days before the 17th day, the Plan’s administrator will invest the optional cash payment on the 17th day of the following month.  See Question 15.

When you enroll in the Plan, you can send in an optional cash payment along with your Authorization Form, if you wish.  See Question 15.

There can be no assurances as to the Declaration or payment of dividends, and nothing contained in the Plan obligates National Penn to declare or pay any dividends.  The Plan does not represent a change in National Penn’s dividend policy or a guarantee of future dividends, which will continue to be determined by the board of directors based upon National Penn’s earnings, financial condition and other factors.

9.	What does the Authorization Form or online enrollment process provide?

By signing and returning the Authorization Form to the Plan’s administrator or enrolling online in the Plan, you will (except to the extent you have excluded a whole number of shares from dividend reinvestment (see Question 10)):

•
Direct National Penn to pay to the Plan’s administrator the cash dividends on all shares of National Penn common stock registered in your name for reinvestment in additional shares of National Penn common stock.

•	Authorize the Plan’s administrator to reinvest cash dividends on all shares credited to your Plan account in additional shares of National Penn common stock.

•	Authorize the Plan’s administrator to invest any optional cash payments, whether sent in by mail or debited directly from your bank account, in additional shares of National Penn common stock.

10.	Is partial participation possible under the Plan?

Yes.  If you elect to participate in the Plan, you may participate with respect to some or all of the shares of National Penn common stock registered in your name or held in your Plan account.

When you complete your Authorization Form or enroll online in the Plan, you can indicate how many whole shares of your National Penn common stock, if any, that you wish to exclude from enrollment in the Plan.  You may change this election at any time by notifying the Plan’s administrator.  To apply to a particular dividend, such a notification must be received by the Plan’s administrator prior to the record date for that dividend.

We will continue to pay to you, by check or by automatic deposit to a bank account you designate, the dividends on any shares you exclude from the Plan.  To begin direct deposit of dividends NOT reinvested (i.e., dividends on shares you exclude from the Plan), contact shareholder customer service at 1-800-720-0181 and request an “Authorization for Direct Deposit of Dividends” form.

Records

11.	What reports will you send me?

As soon as possible after each transaction under the Plan, the Plan’s administrator will send you a statement of your Plan account.  This statement will show the following information pertaining to shares held in your Plan account:

•	The cash dividends paid.

•	Any optional cash payments you made.

•	The number of shares of National Penn common stock purchased.

•	The number of shares of National Penn common stock you elected to sell, if any.

•	The price per share.

•	Any service charges charged to your account.

•	The total shares held in your account.

The statement will also indicate the number of shares registered in your name.

You may also view your account information online via Investor ServiceDirect.  See Question 3 for information on how to access Investor ServiceDirect.

We recommend that you keep your Plan account statements because they will contain information important for income tax purposes.  See Question 27.  If you request this information later, we or the Plan’s administrator may charge you a service fee for providing it.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder for information on your account.

In addition, the Plan’s administrator will send you National Penn’s annual reports to shareholders, proxy materials, and any other correspondence we send to our shareholders.  The Plan’s administrator will also send you any supplements to or updates of this prospectus.

Fees

12.	Must I pay any fees or expenses under the Plan?

There is no fee for enrolling in or reinvesting dividends through the Plan.  However, there are fees associated with some of the Plan’s services, such as per-transaction fees for certain optional cash purchases, sales of plan-held shares, and other services.  The Plan’s administrator will charge you a $5.00 transaction fee for optional payments made by check.  The processing fee includes any brokerage commissions the Plan’s administrator is required to pay.  When shares of common stock are sold by the Plan’s administrator for you, you will incur a transaction fee of $15.00 per transaction plus a processing fee of $0.12 per share and any applicable transfer taxes.

Plan service fees are subject to change.  We will notify Plan participants if there are any service fee changes.

Purchases

13.	How are purchases made, and at what price?

On each date that National Penn pays cash dividends (usually the 17th of February, May, August and November), National Penn will pay to the Plan’s administrator the total amount of dividends payable on all shares of National Penn common stock enrolled in the Plan, including shares held in Plan accounts.  The Plan’s administrator will use this cash, along with any optional cash payments (net of any service charges) received by the Plan’s administrator at least two business days prior to the dividend payment date, to buy shares of National Penn common stock for the accounts of Plan participants.

In the case of optional cash payments received by the Plan’s administrator later than two business days prior to the dividend payment date, or later than two business days prior to the 17th day of the month (if a month in which a dividend is not being paid), the Plan’s administrator will buy shares of National Penn common stock for the accounts of Plan participants on the 17th day of the next succeeding month.

National Penn decides whether the Plan’s administrator will buy shares of National Penn common stock from National Penn, from others, or in a combination of these methods.  Subject to regulatory constraints, we decide this each time shares are purchased for your Plan account.

Generally, if the Plan’s administrator buys shares of National Penn common stock from us, the price of the shares will be their “fair market value.”  However, beginning on November 1, if the Plan’s administrator buys shares of National Penn common stock from us, the price of the shares will be 90% of their “fair market value.”  We expect to keep this 10% discount to “fair market value” in place until the first to occur of (i) December 31, 2009 or (ii) the receipt by the Plan’s administrator after October 22, 2008 of $50,000,000.00 of optional cash payments by Plan participants.  Our board of directors has the discretion to extend this discount for as long as it may decide.  We will provide you with written notice when the 10% discount to “fair market value” for shares purchased from us expires.

“Fair market value” equals the closing sale price of a share of National Penn common stock on the date your shares are purchased, as reported on the Global Select Market tier of The Nasdaq Stock Market.  If there are no sales of National Penn common stock reported by Nasdaq on this date, then the date for “fair market value” purposes is the last preceding date on which National Penn common shares were traded on Nasdaq.

If we pay a cash dividend on a Saturday, Sunday or holiday, we will determine “fair market value” as if we had paid the dividend on the preceding Friday or business day, as the case may be.  In the case of optional cash payments, if the 17th day of a month falls on a Saturday, Sunday or holiday, we will determine “fair market value” as if the 17th day fell on the preceding Friday or business day, as the case may be.

If the Plan’s administrator buys shares of National Penn common stock in the open market or in privately negotiated transactions, the price of the shares will be the cost (excluding trading expense, which we will pay) paid by the Plan’s administrator in buying the stock.  See Question 12.  The Plan’s administrator may begin making purchases four business days before the 17th of the month, and will finish them as soon as possible but not later than 30 days after that date.  We do not have any power to direct the time or price at which the Plan’s administrator buys shares or to select the broker or dealer through or from whom purchases are made.

14.	How many shares will be purchased for me?

The Plan’s administrator will purchase for each Plan account the number of whole and fractional shares of National Penn common stock that equals the cash amount being invested in that account, both from dividend reinvestment and from optional cash payments (if any), divided by the applicable purchase price.

15.	Can I make optional cash payments to buy additional shares?

Yes.  Plan participants are eligible to make optional cash payments, within the limits described in Question 16 below, on a monthly basis.  The Plan’s administrator will apply these optional cash payments toward the purchase of National Penn common stock for the account of the Plan participant.

You will receive an optional cash payment form attached to each statement of account you receive.  To make an optional cash payment, detach the form from your account statement, fill it out, and include your check, made payable to “BNY Mellon”, in the desired amount.  Mail the properly completed check and form to the Plan’s administrator at the address set forth in Question 3.  Please include your Plan account number on any check, and in any other correspondence relating to the Plan.  Do not send cash.  Service charges may be imposed on optional cash purchases made by check.  See Question 12.

The Plan’s administrator must receive an optional cash payment at least two business days before the 17th day of the month.  Otherwise, the Plan’s administrator will invest the optional cash payment on the 17th day of the following month.  No interest will be paid on any optional cash payments held pending investment or return by the Plan’s administrator.  Therefore, Plan participants are encouraged to send their optional cash payments so that they arrive at the Plan’s administrator as close to, but no later than, two business days before the 17th day of the month.  In the unlikely event that, due to unusual market conditions, the Plan’s administrator is unable to invest the funds within 35 days, the Plan’s administrator will return the funds to you by check.

If you wish, you can send an optional cash payment with your Authorization Form when you enroll in the Plan.  Simply complete the “Optional Cash Payment” section of the Authorization Form and include your check, made payable to “BNY Mellon”, in the desired amount.

You can also authorize automatic deductions from your bank account.  This feature enables you to make an individual investment, or to make ongoing monthly investments, without needing to write a check, online through Investor ServiceDirect.  If you elect to make ongoing monthly investments, you may change or terminate this election by either writing to the Plan’s administrator at the address set forth in Question 3, or online via Investor ServiceDirect.  This change or termination must be received by the Plan’s administrator at least three business days before the next scheduled debit date in order to apply to that date.  See Question 3 for information on how to access Investor ServiceDirect.

If any check is returned to the Plan’s administrator for insufficient funds or for any other reason, or if any automatic debit is rejected, the Plan’s administrator will consider the optional cash payment request null and void, and will immediately remove from the participant’s account any shares that were purchased based on that check or debit.  The Plan’s administrator will also be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item.  If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected amounts, the Plan’s administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

16.	What are the limitations on making optional cash payments?

Generally, optional cash payments must be at least $100.00 per investment, and may not exceed $10,000.00 per month.  However, beginning on November 1, 2008 we will raise the voluntary cash payment limit to $50,000.00 per month.  We expect to keep the $50,000.00 limit in place until the first to occur of (i) December 31, 2009 or (ii) the receipt by the Plan’s administrator after October 22, 2008 of $50,000,000.00 of optional cash payments by Plan participants.  Our board of directors has the discretion to extend the $50,000.00 limit for as long as it may decide.  We will provide you with written notice when the optional cash limit reverts to $10,000.00.  You do not have to send the same amount each time, and there is no obligation to make an optional cash payment in any month.

We reserve the right to refuse cash payments if we believe a Plan participant is attempting to circumvent this limitation or abuse the Plan in any way.  See Question 22.

Dividends on Fractional Shares

17.	Will you credit me with dividends on fractional shares?

Yes.  We will credit dividends on fractional shares to your Plan account.  This will be shown on your account statements.

Transfer or Gift of Shares

18.	May I transfer shares or make a gift of shares held in the Plan?

Yes.  You may transfer ownership of all or part of the shares held in your Plan account, as a gift, private sale or otherwise.  The transfer must be in compliance with any applicable laws.

To transfer shares, you must deliver to the Plan’s administrator your written instructions, together with any other signed documents the Plan’s administrator may require, with “signature guaranteed.”  A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association that is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures.  Verification by a Notary Public is not acceptable.  You must also pay any taxes that apply to the transfer.

If you wish to transfer any shares, you should contact the Plan’s administrator at 1-800-720-0181 for specific requirements and instructions.

Generally, the Plan’s administrator will transfer the shares, by issuance of a stock certificate, through the Direct Registration System (DRS) or the DWAC transaction system, within 7 to 10 business days after receipt of the written request and any other required documents.  If you request, the Plan’s administrator will make the transfer by crediting the transferred shares to the Plan account of the other person.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to transfer any shares purchased on your behalf.

Sale of Shares

19.	May I sell shares held in the Plan?

Yes.  If you wish to sell all or part of the shares held in your Plan account, you may do so:

•	By mailing written instructions to the Plan’s administrator; your account statements will contain a form that you can use to do this.

•	Over the telephone by calling 1-800-720-0181.

•	Online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request.  Please note that the Plan’s administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests.  All requests are final.

The Plan’s administrator may sell your shares any way that it finds reasonable and appropriate.  The Plan’s administrator may:

•	Aggregate shares to be sold on behalf of various Plan participants.

•	Sell the shares through a broker of its choosing, including one affiliated with it.

•	Sell the shares in a negotiated transaction without a broker, including a sale to National Penn.

•	Purchase any of the shares on behalf of other Plan participants.

In any sale to National Penn or purchase by the Plan’s administrator on behalf of Plan accounts of shares being sold on behalf of Plan participants, the purchase price will be the “fair market value” of the shares on the date of the sale.  See Question 13.

After a sale of your shares, the Plan’s administrator will mail you a check for the proceeds of the sale, after deduction of any service charges, and a statement of your account reflecting the transaction.  Settlement date will be three business days after your shares have been sold.  You will not earn interest on any sales transaction.

Alternatively, you may choose to sell your shares through a broker of your choice, in which case you would have to request a share certificate from the Plan’s administrator, or have the shares transferred electronically to your broker, prior to such sale.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to sell any shares purchased on your behalf.

20.	May I sell through the Plan shares held outside of the Plan?

No.  You may not sell shares through the Plan that you hold outside of the Plan.  If you deposit with the Plan’s administrator shares registered in your name to be held in your Plan account, then you may sell them the same as you may sell any other shares in your Plan account.

Withdrawal or Termination

21.           How do I withdraw from, and terminate participation in, the Plan?

You may withdraw from the Plan at any time by mailing written notice of withdrawal to the Plan’s administrator.  Your account statements will contain a form that you can use to do this.  You can also do this over the telephone by calling 1-800-720-0181, or online via Investor ServiceDirect.  See Question 3 for information on how to access Investor ServiceDirect.

Upon your withdrawal, you may instruct the Plan’s administrator to:

•	retain all Plan shares in book-entry form, or

•	issue a certificate for whole Plan shares and sell in the open market any fractional share and pay the proceeds to you, or

•	sell all Plan shares or a specified number of Plan shares in the open market and pay the proceeds to you.

Notification to withdraw from and terminate participation in the Plan must be received by the Plan’s administrator prior to the next dividend record date; otherwise, the next dividend payable to you will be reinvested under the Plan, and your withdrawal from the Plan will be effective thereafter.  After your withdrawal, we will pay you directly any cash dividends corresponding to a record date after the date of your withdrawal.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to withdraw from the Plan.

22.	Can you terminate my participation in the Plan?

Yes.  We reserve the right to terminate any person’s participation at any time for any reason.  This may be to minimize administrative expense, prevent or stop misuse of the Plan, or for other reasons.

Upon any termination, the Plan’s administrator will mail the former Plan participant a statement indicating your ownership of shares in book-entry form or a stock certificate for the whole shares in the account, together with a check for any fractional share.  The fractional share will be valued as described in Question 21.

23.           What happens if I sell or transfer all physical shares registered in my name?

If you sell or transfer all physical shares of National Penn common stock registered in your name and held outside the Plan, the Plan’s administrator will continue to reinvest the dividends on all shares held in your Plan account that are enrolled in the Plan.

24.           Can I re-enter the Plan after withdrawing from it?

Yes.  You may enroll in the Plan again at any time by submitting to the Plan’s administrator a new Authorization Form or enrolling in the Plan online via Investor ServiceDirect, provided you are still a National Penn shareholder.  See Question 3 for information on how to access Investor ServiceDirect.  Your re-entry will be effective as discussed in Question 8.

Safekeeping Service

25.           May I send my stock certificates to the Plan’s administrator for safekeeping?

Yes.  You may deposit with the Plan’s administrator, for safekeeping, stock certificates for shares of National Penn common stock registered in your name.  This feature of the Plan applies whether or not you are having dividends reinvested under the Plan.  There is no cost to you for safekeeping services.

If you wish to do this, you should complete the appropriate box on the Authorization Form and return it to the Plan’s administrator, together with the stock certificates.  Do not endorse the stock certificates.  Because you bear the risk of loss in sending the stock certificates to the Plan’s administrator, you should send them by registered mail, return receipt requested, and properly insured for 2 percent of market value.

Upon receipt, the Plan’s administrator will hold the shares in your Plan account.  They will be re-registered in the name of the Plan’s administrator or in the name of its nominee.

Plan Amendment or Termination

26.           May National Penn amend or terminate the Plan?

Yes.  While we currently intend to continue the Plan indefinitely, we reserve the right to amend the Plan, including fees associated with the Plan, or terminate the Plan, at any time.  We will give written notice of any amendment or termination to each Plan participant at the address which appears on the records of the Plan’s administrator.

Federal Income Tax Consequences

27.           What are the federal income tax consequences of participation in the Plan?

When the Plan’s administrator buys shares with reinvested dividends for Plan accounts directly from National Penn, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant’s account.

The “fair market value” of a share, for federal income tax purposes, is the average of the highest and lowest sale prices of National Penn common stock, as reported on The Nasdaq Stock Market, on the date of sale.  If there are no other sales of National Penn common stock on the date of sale, “fair market value” is the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date we pay the dividend.

The “fair market value” of a share, for federal income tax purposes, is not necessarily equal to the “fair market value” at which Plan accounts buy shares under the Plan, as discussed in Question 13.

When the Plan’s administrator buys shares with reinvested dividends for Plan accounts in the open market or in privately negotiated transactions, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the total amount of cash used to purchase shares on that participant’s behalf, including any trading expense paid by National Penn.

When the Plan’s administrator buys shares with optional cash payments for Plan accounts in the open market or in privately negotiated transactions, National Penn will pay the trading expense.  See Questions 12 and 13.  Any such trading expenses paid by National Penn to purchase shares on a participant’s behalf will be deemed a distribution by National Penn to the participant, taxable as a dividend.

Additionally, when the Plan’s administrator buys shares at a discount — with reinvested dividends or optional cash payments — the amount of the discount is treated as an additional dividend for federal income tax purposes.

A participant will not recognize any taxable income when certificates are issued to the participant for shares credited to the participant’s Plan account, regardless of whether the certificates are issued upon the participant’s request or withdrawal from the Plan, or upon termination of the Plan.

Information returns will be sent to each participant and to the Internal Revenue Service that include the amount of dividends paid to a participant’s Plan account (i.e., Form 1099-DIV), as well as any proceeds a participant received from sales of shares from his or her Plan account (i.e., Form 1099-B), during each year.

The preceding only contains a brief discussion of National Penn’s understanding of some of the applicable federal income tax provisions related to the Plan.  The discussion is general in nature and does not purport to cover every situation.  Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan.  For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, participants should consult their own tax advisors.

28.           When and how are gains and losses determined?

You will realize a gain or loss whenever you sell shares purchased under the Plan and whenever you receive a cash payment for a fractional share credited to your account.  The amount of gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis for the shares.  The tax basis of a share acquired directly from National Penn will equal its “fair market value,” as defined for federal income tax purposes, on the date we pay the dividend or the date the Plan’s administrator buys shares with optional cash payments.  The tax basis of a share acquired in the open market or in privately negotiated transactions will equal its purchase price plus any trading expense paid by National Penn.  The discount on the shares that you buy with optional cash payments will increase your basis in the shares in your account.  Suppose you send in $100 to make an optional purchase through the Plan.  Your account is credited with $110 worth of stock.  Because the discount is treated as a dividend, you will report a dividend of $10 (in addition to any other dividend you received) and take an initial basis of $110 in your stock.

29.           When does the holding period begin?

When the Plan’s administrator buys shares of National Penn common stock only from National Penn, the holding period for shares acquired will begin on the next day after the day we pay the dividend or on the next day after the day the Plan’s administrator buys shares with optional cash payments.

When the Plan’s administrator buys any shares in the open market or in privately negotiated transactions, the holding period for the shares acquired will begin on the next day after the day when the Plan’s administrator allocates shares to participants’ accounts.

The foregoing summarizes the Federal income tax consequences of the Plan and does not include a discussion of state or local tax consequences of the Plan.  It does not address the particular circumstances of individual participants.  You should consult your own tax advisor for further information on the Federal, state and local income tax consequences of participation in the Plan

Other Information

30.           How is a rights offering, stock dividend, or stock split handled under the Plan?

If National Penn offers shares of National Penn common stock through a rights offering, your participation will be based upon both shares registered in your name and shares held in your Plan account.  The Plan’s administrator will forward the rights to Plan participants for their disposition.

Likewise, if National Penn declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held in your Plan account as well as shares registered in your name.

31.           How will my shares in the Plan be voted?

You will have the power to vote the shares held in your Plan account.  We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders.  If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your Plan account.  If you are not a registered shareholder, the proxy card will be limited to those shares held in your Plan account.

32.           Must I notify the Plan’s administrator if I change my address?

Yes.  The Plan’s administrator will mail your statements of account and any notices to you at your most recent address on its records.  Mailing of notices to this address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Plan’s administrator of any change in your address.

33.           Can I pledge my shares in the Plan as collateral for a loan?

No.  You may not pledge shares credited to your Plan account as collateral for a loan or other obligation.  If you wish to pledge your shares, you must first request and obtain a stock certificate for the shares issued in your name. To do so, please contact the Plan’s administrator.

34.           What are the responsibilities of National Penn and the Plan’s administrator to me?

National Penn and the Plan’s administrator are not liable to you for any act performed in good faith or for any good faith failure to act.  This includes any claim of liability:

•	Arising out of failure to terminate a participant’s account upon the participant’s death or judicially determined incapacity before receipt of written notice of death or incapacity.

•
With respect to the prices at which shares of National Penn common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

35.           Who bears the risk of market price fluctuations in the shares in the Plan?

You do.  Your investment in shares of National Penn common stock under the Plan will be no different from an investment in directly-held shares.  You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all National Penn shares held by you in the Plan or otherwise.  The shares are not deposits and are not insured by the FDIC or any other government agency.

USE OF PROCEEDS

To the extent that we sell original issue or treasury shares under the Plan, and not shares purchased from others, we will receive the proceeds.  We do not know the number of shares that we will ultimately sell under the Plan, the prices at which we will sell them, or the amount of the proceeds that we will receive.

We intend to add any proceeds that we receive to our general funds to be used for our general corporate purposes.  These include:

•	National Penn’s working capital needs.

•	Possible additional investments in National Penn’s direct and indirect subsidiaries.

•	Possible acquisitions of other financial institutions or their assets.

•	Possible acquisitions of, or investments in, other businesses of a type eligible for bank holding companies or national banks.

•	Possible reduction in outstanding indebtedness.

We may temporarily invest the proceeds in investment-grade securities.  We have no specific plans for any proceeds.  Our principle purpose in making the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of National Penn common stock.

From time to time, National Penn may engage in additional capital financings of a character and in amounts to be determined by National Penn in light of its needs at that time or times and in light of prevailing market conditions.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of National Penn Bancshares, Inc. incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements of KNBT Bancorp, Inc., incorporated by reference from the current report on Form 8-K/A of National Penn Bancshares, Inc. filed with the Securities and Exchange Commission on April 15, 2008, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the shares of National Penn common stock offered hereby is being passed upon by H. Anderson Ellsworth, Executive Vice President and Securities Law Compliance Director for National Penn.  As of November 3, 2008, Mr. Ellsworth owned, directly or indirectly, a total of 27,972 shares of National Penn common stock as well as stock options for additional shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as National Penn, that file electronically with the SEC.  The address of that site is www.sec.gov.

We maintain an Internet site that contains information about us.  The address of that site is www.nationalpennbancshares.com.

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede the incorporated information.

We incorporate by reference in this prospectus the following important business and financial information about National Penn that is not included in or delivered with this prospectus (SEC File No. 000-22537-01):

•	National Penn’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, as amended by National Penn’s Amended Annual Report on Form 10-K/A filed on March 4, 2008.

•	National Penn’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, filed on May 9, 2008 and August 8, 2008, respectively.

•
National Penn’s Current Reports on Form 8-K filed on January 2, 2008, January 4, 2008, January 25, 2008, January 29, 2008, February 1, 2008 (as amended by the Form 8-K/A filed on April 15, 2008), February 29, 2008, March 31, 2008, July 29, 2008 and October 31, 2008.

•
The description of National Penn common stock contained in National Penn’s registration statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description.

•
The description of National Penn’s Shareholder Rights Plan contained in National Penn’s registration statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 dated August 21, 1999.

We also incorporate by reference in this prospectus all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted to be furnished rather than filed by SEC rules and regulations, after the date of this prospectus and before the termination of the offering of our common stock under the Plan.

Any statement contained in this prospectus or in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain, at no cost, copies of the information incorporated by reference in this Prospectus, upon written or oral request. The section titled “How to Obtain Additional Information” of this Prospectus contains information on how to make a request.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS FOR SECURITIES ACT LIABILITIES

Pennsylvania law provides that a Pennsylvania corporation, such as National Penn, may indemnify, under circumstances provided by law, its directors, officers, employees and agents against liabilities and expenses they may incur.  These circumstances could include indemnification for liabilities and expenses incurred in connection with claims arising under the Securities Act of 1933.  National Penn has adopted provisions in its bylaws providing for indemnification of our directors, officers, employees, and agents, to the full extent permitted by Pennsylvania law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling National Penn under the foregoing provisions, National Penn has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution

SEC Registration Fees	$ 2,859.00
Blue Sky Fees	-0-
Nasdaq Listing Fee	50,000.00
Legal Fees and Expenses*	20,000.00
Accounting Fees and Expenses	10,000.00
Printing Costs*	14,000.00
Postage and Handling Costs*	3,000.00
Miscellaneous	1,000.00
Total*	$ 100,859.00

*Estimated

Item 15.                      Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct.

Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of the Registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director’s liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities by an insurance policy obtained by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                      Exhibits

The following exhibits are included with this Registration Statement:

Exhibit

4.1
Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Bank, as Rights Agent (including as Exhibit “A” thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).  (Incorporated by reference to Exhibit 4.1 to National Penn’s Report on Form 8-K, dated August 21, 1999, as filed on August 26, 1999.).

4.2	National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan, as amended.

5.1	Opinion re: Legality and Consent of H. Anderson Ellsworth, securities counsel to the Registrant.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm with respect to the financial statements of National Penn Bancshares, Inc.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm with respect to the financial statements of KNBT Bancorp, Inc.

23.3	Consent of H. Anderson Ellsworth, securities counsel to the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	National Penn Bancshares, Inc. Authorization Form for Dividend Reinvestment and Stock Purchase Plan.

Item 17.	Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(i)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(A).      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B).      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii).      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii).      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv).      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 3rd day of November, 2008.

NATIONAL PENN BANCSHARES, INC.
(Registrant)

By /s/ Glenn E. Moyer
Glenn E. Moyer,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*________________ Thomas A. Beaver	Director	November 3, 2008

*________________ J. Ralph Borneman, Jr.	Director	November 3, 2008

*________________ Robert L. Byers	Director	November 3, 2008

*________________ Jeffrey P. Feather	Director	November 3, 2008

*________________ Donna D. Holton	Director	November 3, 2008

*________________ Thomas L. Kennedy	Director	November 3, 2008

*________________ Patricia L. Langiotti	Director	November 3, 2008

*________________ Christian F. Martin IV	Director	November 3, 2008

*________________ Molly K. Morrison	Director	November 3, 2008

/s/ Glenn E. Moyer Glenn E. Moyer	Director, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2008

*________________ Natalye Paquin	Director	November 3, 2008

*________________ R. Chadwick Paul Jr.	Director	November 3, 2008

*________________ Robert E. Rigg	Director	November 3, 2008

*________________ C. Robert Roth	Director	November 3, 2008

*________________ Wayne R. Weidner	Chairman of the Board	November 3, 2008

/s/ Michael R. Reinhard Michael R. Reinhard	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2008

/s/ Gary L. Rhoads Gary L. Rhoads	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 3, 2008

*  By: /s/ Glenn E. Moyer
Glenn E. Moyer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit

4.1
Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit “A” thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).  (Incorporated by reference to Exhibit 4.1 to National Penn’s Report on Form 8-K, dated August 21, 1999, as filed on August 26, 1999.).

4.2	National Penn Bancshares, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan, as amended.

5.1	Opinion re: Legality and Consent of H. Anderson Ellsworth, securities counsel to the Registrant.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm with respect to the financial statements of National Penn Bancshares, Inc.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm with respect to the financial statements of KNBT Bancorp, Inc.

23.3	Consent of H. Anderson Ellsworth, securities counsel to the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	National Penn Bancshares, Inc. Authorization Form for Dividend Reinvestment and Stock Purchase Plan.